UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010 (May 18, 2010)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

2451 McMullen Booth Road, Suite 242 Clearwater, Florida	33759-1362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (727) 592-9400

 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.02.     Termination of a Material Definitive Agreement

On October 25, 2004, the Company had entered into an Alliance Agreement with Centerpoint Manufacturing whereas Centerpoint would provide the Company with proprietary reinforced trash receptacles and the Company would provide proprietary composite blast mitigation material technologies to offer an enhanced reinforced trash receptacle product. All of the costs related to the testing and development of the BlastGard MTR® and BlastGard MBR® series, totaling $262,404.60 and $62,808.63 respectively, were paid by the Company. The Alliance Agreement commenced on October 25, 2004 and was in full force and effect for five years. The Alliance Agreement automatically terminated on October 25, 2009 since neither party renewed the Agreement. Nevertheless, the Company continued to rely on Centerpoint as their vendor for blast resistant receptacles for the Company’s MTR and MBR line of products and Centerpoint continued to supply their receptacles to the Company. During the 5-year Alliance Agreement, the Company’s line of blast-mitigated products were marketed to third parties while Centerpoint continued to market the same blast resistant receptacle under their own name but without the blast-mitigating properties of BlastWrap. In May 2010, BlastGard notified Centerpoint that it intended to create a new blast resistant receptacle component for the Company to use in its BlastGard MTR® and BlastGard MBR® product line unless Centerpoint could reach agreement with BlastGard on continuing to use its existing receptacle. On May 18, 2010, BlastGard concluded that Centerpoint would not continue its relationship with BlastGard.

Item 8.01.     Other Events

As a result of the Company's failure to reach a mutually acceptable agreement for continuing its relationship with Centerpoint, a new blast resistant receptacle for our BlastGard MTR® and MBR® series of products has been designed for the Company which incorporates our core product, BlastWrap® into each product. The Company is in the process of finalizing manufacturing arrangements with one or more vendors, which will result in substantial cost savings over the Company's previous agreement with Centerpoint. Testing of the new design is anticipated to occur upon receipt of additional financing.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BlastGard International, Inc.

Dated: August 24, 2010	/s/ Mr. Michael J. Gordon
Mr. Michael J. Gordon,
Director and Chief Financial Officer

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